                                                                   EXHIBIT 10.25

                          MATTRESS HOLDING CORPORATION
                        MATTRESS DISCOUNTERS CORPORATION

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is made as of December 6, 1999, by and among Mattress Discounters Corporation, a Delaware corporation (the "Company"), Mattress
                                                      -------
Holding Corporation, a Virginia corporation ("Holdings"), and Stephen A. Walker
                                              --------
("Executive").
  ---------

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment. The Holdings and the Company agree to employ Executive, and
         ----------
Executive hereby accepts employment with Holdings and the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 5 hereof (the "Employment
                                                             ----------
Period").
------

     2.  Position and Duties.
         -------------------

     (a) During the Employment Period, Executive shall serve as the Chief Executive Officer of Holdings and of the Company and shall have the normal duties, responsibilities and authority of the Chief Executive Officer, subject to the general supervisory power of Holdings' board of directors (the "Board")
                                                                       -----
under applicable Corporate law.

     (b) During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity other than Disability) to the business and affairs of Holdings, the Company and the Subsidiaries; provided, however, that Executive may spend an average of one to two days per month to serve as a member of the board of
directors of [    ]. Executive shall perform his duties and responsibilities to
Holdings, the Company and the Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

     (c) For purposes of this Agreement, "Subsidiaries" shall mean any
                                          ------------
corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by Holdings or the Company, directly or through one or more Subsidiaries. For purposes hereof,

Holdings or the Company shall be deemed to have a majority ownership interest in a partnership, limited liability company (without voting securities), association or other business entity if Holdings or the Company, directly or through one or more Subsidiaries, shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity. For purposes of this Agreement, "Disability" means the inability, due to
                                 ----------
illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to Holdings or the Company or to participate effectively and actively in the management of Holdings, the Company or a Subsidiary for a period or periods aggregating at least 90 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

          3.    Compensation and Benefits.
                -------------------------

          (a) During the Employment Period, Executive's base salary shall be $300,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable by the Company in
           -----------
regular installments in accordance with the Company's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in applicable Company employee compensatory and benefit programs for which senior executive employees of the Company are generally eligible.

          (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (c) In addition to the Base Salary, the Board will award (and the Company will pay) a bonus to Executive of up to 67% of the Base Salary following the end of each fiscal year during the Employment Period based upon Executive's performance and Holdings' consolidated operating results during such year, with certain financial targets to be mutually agreed upon by Holdings and Executive.

          (d) The Company will provide Executive with the following amounts (the "Relocation Payments") to reimburse Executive for his relocation expenses
      -------------------
(i) the cost of no more than two trips to the Washington, D.C./Baltimore, MD area for Executive and his spouse for the purpose of searching for a house (such cost to include travel, lodging and automobile), (ii) an amount equal to the real estate broker's fee Executive actually pays in connection with the sale of his Marietta, GA home (such amount not to exceed 6% of the sale price of such home), (iii) up to $30,000 for moving expenses which Executive actually incurs and for which Executive provides the Company with itemized receipts, and (iv) a miscellaneous payment of $10,000. The Company will pay Executive the Relocation Payments referenced in subsection (i) above at the time Executive submits such expenses for reimbursement and in subsections (ii) through (iv) above within two business days after Executive actually relocates to the Washington, D.C./Baltimore, MD area. Until the earlier of such relocation and 120 days from the date of this Agreement, the Company will (i) reimburse Executive for travel expenses and coach airline tickets between his Marietta, GA home and Mattress Discounters Corporation's executive offices for one round trip per week (Executive will attempt to obtain the most economical fares available) and (ii) provide Executive with an automobile and temporary furnished lodging in the Washington, D.C./Baltimore, MD area. The Company shall pay Executive an additional amount equal to the marginal increase in Executive's income taxes which results from the payments referred to in this Section 3(d), including the payment referred to in this sentence.

          (e) Holdings will grant to Executive options pursuant to an option agreement dated the date of this Agreement in the form attached hereto as Exhibit B.

          (f) All amounts payable to Executive as compensation hereunder shall be subject to customary withholding by the Company.

          4.    Board Membership. With respect to all regular elections of
                ----------------
directors during the Employment Period, Holdings shall nominate, and use its reasonable efforts to cause the election of, Executive to serve as a member of the Board. Upon the termination of the Employment Period, Executive shall resign as a director of Holdings and its Subsidiaries, as the case may be.

          5.    Term.
                ----

          (a) The initial Employment Period shall end on December 6, 2000 and will thereafter be automatically extended for consecutive 12 month periods unless notice of termination is delivered by either party to the other at least 90 days prior to the end of such period; provided that (i) the Employment Period shall terminate prior to such date immediately upon Executive's resignation, death or Disability and (ii) the Employment Period may be terminated by Holdings at any time prior to such date for Cause (as defined below) or without Cause. Except as otherwise provided herein, any termination of the Employment Period by Holdings shall be effective as specified in a written notice from Holdings to Executive.

          (b) If the Employment Period is terminated by Holdings or its successors in interest without Cause, Executive shall be entitled to continue to receive from the Company (i) his Base Salary payable in regular installments for a period of 12 months from the date of termination (the "Severance Period"), and
                                                         ----------------
(ii) for the duration of the Severance Period or until such time as Executive obtains health benefits from another employer, whichever comes first, the health benefits to which he was entitled at the time of termination, and in either case, if and only if Executive has executed and delivered to Holdings a General Release in the form of Exhibit A attached hereto and only so long as Executive has not breached the provisions of Sections 6, 7 and 8 hereof. The amounts payable pursuant to Section 5(b)(i) may be payable, at the Company's discretion, in one lump sum payment within 30 days following termination of the Employment Period.

          (c) If the Employment Period is terminated by Holdings for Cause or is terminated pursuant to clause (a)(i) above or expires and is not renewed hereunder, Executive shall only be entitled to receive his Base Salary through the date of termination or expiration.

          (d) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration. Holdings and the Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder.

          (e)  For purposes of this Agreement, "Cause" shall mean (i) the
                                                -----
commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to Holdings, the Company or any Subsidiary or any of their customers or suppliers, (ii) chronic drug or alcohol abuse or other repeated conduct causing Holdings, the Company or any Subsidiary substantial public disgrace or disrepute or economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, which is not cured, if curable, to the Board's reasonable satisfaction in all material respects within thirty (30) days after the Board or the designee thereof gives written notice thereof to Executive or (iv) any other material breach of this Agreement which is not cured, if curable, to the Board's reasonable satisfaction within 15 days after written notice thereof to Executive (provided, that a breach of Sections 6, 7 or 8 shall be material and the applicable cure period shall be 3 days).

          6.   Confidential Information. Executive acknowledges that the
               ------------------------
information, observations and data (including trade secrets) obtained by him while employed by Holdings, the Company and the Subsidiaries concerning the business or affairs of Holdings, the Company or any Subsidiary ("Confidential
                                                                 ------------
Information") are the property of Holdings, the Company or such Subsidiary.
-----------
Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to Holdings at the termination or expiration of the Employment Period, or at any other time Holdings may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of Holdings, the Company or any Subsidiaries which he may then possess or have under his control.

          7.   Inventions and Patents.  Executive acknowledges that all
               ----------------------
inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to Holdings', the Company's or any Subsidiary's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Holdings, the Company or any Subsidiary ("Work Product") belong to
                                                      ------------
Holdings, the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          8.   Non-Compete, Non-Solicitation.
               -----------------------------

          (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with Holdings, the Company and the Subsidiaries he shall become familiar, and he has become familiar, with Holdings and the Company's trade secrets and with other Confidential Information and that his services have been and shall be of special, unique and extraordinary value to Holdings, the Company and the Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for 18 months thereafter (the "Noncompete Period"), he shall not directly or
                               -----------------
indirectly own any interest in, operate, manage, control, participate in, consult with, advise, render services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with, or potential competition with, the businesses of Holdings, the Company or the Subsidiaries as such businesses exist or are in process on the date of the termination or expiration of the Employment Period, within the United States. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Holdings, the Company or any Subsidiary to leave the employ of Holdings, the Company or such Subsidiary, or in any way interfere with the relationship between Holdings, the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of Holdings, the Company or any Subsidiary at any time during the year prior to the termination of the Employment Period or
(iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Holdings, the Company or any Subsidiary to cease doing business with Holdings, the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and Holdings, the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding Holdings, the Company or any Subsidiary).

          (c)  Executive agrees that: (i) the covenants set forth in this
Section 8 are reasonable in geographical and temporal scope and in all other respects and that he has reviewed the provisions of this Agreement with his legal counsel, (ii) neither Holdings nor the Company would have entered into this Agreement but for the covenants of Executive contained herein, and (iii) the covenants contained herein have been made in order to induce Holdings and the Company to enter into this Agreement.

          (d) If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          (e) Executive recognizes and affirms that in the event of his breach of any provision of this Section 8, money damages would be inadequate and Holdings and the Company would have no adequate remedy at law. Accordingly, the Executive agrees that in the event of the breach or a threatened breach by Executive of any of the provisions of this Section 8, Holdings or the Company, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

          9.   Executive's Representations. Executive hereby represents and
               ---------------------------
warrants to Holdings and the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound,
(ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by Holdings and the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          10.  Survival. Sections 6 through 19 shall survive and continue in
               --------
full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

          11.  Notices. All notices, demands or other communications to be given
               -------
or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via fascimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

          To Executive:
          ------------

          4660 Jefferson Township Place
          Marietta, GA 30066
          Attention: Stephen A. Walker
          Telecopy No.:
          Telephone.:  (770)645-5605

          To Holdings or the Company:
          --------------------------

          Mattress Holding Corporation
          c/o Bain Capital, Inc.
          Two Copley Place
          Boston, MA 02116
          Attention:  Michael Krupka
          Telecopy No.:  (617) 572-3274
          Telephone No.: (617) 572-2753

          With copies to:
          --------------

          Kirkland & Ellis
          Citicorp Center
          153 East 53rd Street
          New York, NY 10022
          Attention:  Lance C. Balk, Esq.
          Telecopy No.:  (212) 446-4900
          Telephone No.: (212) 446-4800

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

          12.  Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13.  Complete Agreement. This Agreement embodies the complete
               ------------------
agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, but excluding any breaches thereof by either party prior to the date hereof.

          14.  No Strict Construction. The language used in this Agreement shall
               ----------------------
be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     15.  Counterparts. This Agreement may be executed in separate counterparts,
          ------------
each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     16.  Successors and Assigns. This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by Executive, Holdings, the Company and their respective heirs, successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

     17.  Governing Law. All issues and questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     18.  Amendment and Waiver. The provisions of this Agreement may be amended
          --------------------
or waived only with the prior written consent of Holdings, the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     19.  Remedies. Each of the parties to this Agreement will be entitled to
          --------
enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        MATTRESS HOLDING CORPORATION



                                        By:  /s/ Michael A. Krupka
                                             -----------------------------------

                                        Its: ___________________________________




                                        MATTRESS DISCOUNTERS CORPORATION



                                        By:  /s/ Michael A. Krupka
                                             -----------------------------------

                                        Its: ___________________________________




                                        /s/ Stephen A. Walker
                                        ----------------------------------------
                                        Stephen A. Walker

                                                                       Exhibit A

                                GENERAL RELEASE

     I, Stephen A. Walker, in consideration of and subject to the performance by Mattress Holding Corporation, a Virginia corporation ("Holdings"), and Mattress
                                                       --------
Discounters Corporation, a Delaware corporation (together with Holdings and its subsidiaries, the "Company"), of its material obligations under the Employment
                   -------
Agreement, dated as of December 6, 1999 (the "Agreement"), do hereby release and
                                              ---------
forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the "Released
                                                                     --------
Parties") to the extent provided below.
-------

1.   I understand that any payments or benefits paid or granted to me under
     Section 5(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 5(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. Except as provided in Section 4 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").
                                                       ------

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in Section 2 as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National

     Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

12. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)  I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)  I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE ____________________, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE DECEMBER 6, 1999 EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.


DATE: DEC 6, 1999.                             /s/ Stephen Walker
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